(ROYL)
News for Immediate Release

ROYALE COMPLETES TWO NORTH JAMESON WELLS

June 9, 2020 -- San Diego, California – Royale Energy, Inc., (OTCQB : ROYL), an independent exploration and production company based in San Diego, California announces that it has completed and put into production two new vertical low cost oil wells in its North Jameson field in the Permian Basin in Nolan County, Texas.
The McCabe #61 was completed in the Strawn formation pumping at rate of 106 barrels of oil per day, 40 MCF per day and no water. The well has 25 ft. of net oil pay.

The McCabe #62 has been completed in the Odom formation pumping at a rate of 110 barrels of oil per day. The Odom formation has 24 ft. of net oil pay.

McCabe #62 was drilled as an infill evaluation of the Odom and Strawn.  The Strawn formation has 21 ft. of net oil pay and will remain behind pipe for a future completion.  The well also encountered 27 ft. of possible oil net pay in the Canyon/Goen formations.

Both wells were identified using the new 3D seismic survey covering all of Royale’s North Jameson Field.

Two nearby PUD’s (proved undeveloped) locations in the Jameson field and one Sansinena oil well are currently being funded in the Royale Reserves II project.  Accredited investors can call the company for the Royale Reserves II 506(c) Private Placement Memorandum and will be subject to verification as an accredited investor and other conditions.

The Whittier W-1 ST5 well in the West Whittier field has been put on pump and the rate has increased to 158 barrels of oil per day

Royale Energy owns 39.27% net revenue interest in the McCabe #61 and 42.67% net revenue interest in the McCabe #62 well.
Royale Energy owns approximately 29% net revenue interest in the W1-ST5.
Well Name	Initial Rate	Royale’s Net Revenue Interest
McCabe #61	106 BOPD / 40 MCFPD	39.27%

Well Name	Initial Rate	Royale’s Net Revenue Interest
McCabe #62	110 BOPD	42.67%

Well Name	Initial Rate	Royale’s Net Revenue Interest
Whittier W1-ST5	158 BOPD	29%

About Royale Energy. Inc.
Royale Energy, Inc. (OTCQB: ROYL) is an independent exploration and production company focused on the acquisition, development, and marketing of oil and natural gas. The Company has its primary operations in California’s Los Angeles and Sacramento Basins.

Forward-Looking Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding future levels of drilling activity and associated production; the Company's 2020 production guidance, capital expenditure forecast and associated cash flow expectations; and the implementation of the Company's business plans and strategy, as well as statements including the words "believe," "expect," "plans", "may", "will", "should", "could" and words of similar meaning. These statements reflect the Company's current views with respect to future events and financial performance based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices; our ability to drill and complete wells, operational, regulatory and environment risks; the cost and availability of equipment and labor; our ability to finance our activities; and other risks more fully discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC's website at www.sec.gov.

Contact:
Royale Energy, Inc.
Chanda Idano
Director of Marketing & PR
chanda@royl.com
619-383-6600